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                                                                       Exhibit 5


                        GREENEBAUM DOLL & McDONALD PLLC
                           3300 NATIONAL CITY TOWER
                            101 SOUTH FIFTH STREET
                       LOUISVILLE, KENTUCKY  40202-3197
                                 502/589-4200
                               FAX 502/587-3695



                                    November 25, 1997


Atria Communities, Inc.
515 West Market Street
Louisville, KY  40202

Ladies and Gentlemen:

     We have acted as legal counsel in connection with the preparation of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 2,500,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Atria Communities, Inc., a Delaware corporation (the "Company") which may be offered and issued by the Company from time to time in connection with the acquisition by the Company directly, or indirectly through subsidiaries, of various businesses or assets, or interests therein.

     We have examined and are familiar with the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

     Based on the foregoing, it is our opinion that the Common Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Common Stock. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Greenebaum Doll & McDonald PLLC

                                    Greenebaum Doll & McDonald PLLC






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